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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Galileo International, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                                    36-4156005
-----------------------------------------------------       --------------------
      (State of Incorporation or Organization)                (I.R.S. Employer
                                                             Identification No.)

9700 West Higgins Road, Suite 400, Rosemont, Illinois               60018
-----------------------------------------------------       --------------------
           (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the                      If this form relates to the
registration of a class of securities            registration of a class of securities
pursuant to Section 12(b) of the                 pursuant to Section 12(g) of the
Exchange Act and is effective                    Exchange Act and is effective
pursuant to General Instruction                  Pursuant to General Instruction
A.(c), please check the following                A.(d), please check the following
box. [X]                                         box. [ ]

Securities Act registration statement file number to which this form relates: _______________
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name of Each Exchange on Which
        to be so Registered                 Each Class is to be Registered
        -------------------                 ------------------------------
 Preferred Stock Purchase Rights                New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)







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Item 1. Description of Registrant's Securities to be Registered.

         On February 22, 2001, the Board of Directors of Galileo International,
Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on March 8, 2001 (the
"Record Date"), pursuant to the terms of a Rights Agreement, dated as of February 22, 2001 (the "Rights Agreement"), by and between the Company and
LaSalle Bank National Association, as rights agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 2. Exhibits.

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

         Exhibit
         Number      Exhibit
         ------      -------
         4.1         Rights Agreement, dated as of February 22, 2001, by and between the Company and LaSalle Bank National Association, as rights agent (including a Form of Certificate of Designation of Series H
                     Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    GALILEO INTERNATIONAL, INC.

                                    By:  /s/      Anthony C. Swanagan
                                         ----------------------------
                                         Name:    Anthony C. Swanagan
                                         Title:   Senior Vice President,
                                                  General Counsel and Secretary

Date: February 23, 2001







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                                INDEX TO EXHIBITS


        Exhibit
        Number           Exhibit
        ------           -------
          4.1            Rights Agreement, dated as of February 22, 2001, by and
                         between the Company and LaSalle Bank National
                         Association, as rights agent (including a Form of
                         Certificate of Designation of Series H Junior
                         Participating Preferred Stock as Exhibit A thereto, a
                         Form of Right Certificate as Exhibit B thereto and a
                         Summary of Rights to Purchase Preferred Stock as
                         Exhibit C thereto)